                                                                   EXHIBIT 10.22

                              PAGING NETWORK, INC.
                               SEVERANCE PAY PLAN

                       (Effective as of January 20, 1999)

                              PAGING NETWORK, INC.
                               SEVERANCE PAY PLAN

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

SECTION 1
         General .................................................................................................1
                           1.1      History and Purpose...........................................................1
                           1.2      Subsidiaries, Affiliates and Employers........................................1
                           1.3      Plan Administration...........................................................1
                           1.4      Source of Payments............................................................1
                           1.5      Notices.......................................................................1
                           1.6      General and Number............................................................1
                           1.7      Action by Employers...........................................................2

SECTION 2
         Participation............................................................................................2
                           2.1      Participation.................................................................2
                           2.2      Cessation of Participation....................................................2

SECTION 3
         Change in Control........................................................................................2


SECTION 4
         Severance Benefits.......................................................................................4
                           4.1      Entitlement to Severance Benefits.............................................4
                           4.2      Cause.........................................................................4
                           4.3      Disability....................................................................4
                           4.4      Termination for Good Reason...................................................4
                           4.5      Severance Benefits............................................................5
                           4.6      Base Severance Amount.........................................................5
                           4.7      Bonus Payment for Year of Termination.........................................5
                           4.8      Reduction for Other Severance Payments........................................6
                           4.9      Adjustment for Tax Effects....................................................6
                           4.10     Pooling of Interests Accounting Treatment.....................................6
                           4.11     Mitigation and Set-Off........................................................7
                           4.12     Non-Alienation................................................................7
                           4.13     Withholding...................................................................7

SECTION 5
         Confidentiality and Non-Competition......................................................................7
                           5.1      Confidentiality and Non-Competition - General.................................7
                           5.2      Confidential Information......................................................7
                           5.3      Noncompetition................................................................8

SECTION 6
         Enforcement..............................................................................................9
                           6.1      Arbitration of Disputes.......................................................9
                           6.2      Reimbursement of Costs and Expenses...........................................9

SECTION 7
         Amendment or Termination.................................................................................9
                           7.1      Amendments and Terminations...................................................9
                           7.2      Participant Rights...........................................................10
                           7.3      Successors...................................................................10

                              PAGING NETWORK, INC.
                               SEVERANCE PAY PLAN

                       (Effective as of January 20, 1999)


                                    SECTION 1

                                     General

         1.1 History and Purpose. The Paging Network, Inc. Severance Pay Plan (the "Plan") was established by Paging Network, Inc. a Delaware corporation (the "Company"), effective as of January 20, 1999 to promote the long-term financial interests of the Company and its shareowners by (i) providing the executives of the Company and its subsidiaries with assurances of fair and equitable treatment as well as severance benefits consistent with competitive practices in the event of a Change in Control, as defined below, of the Company and (ii) reducing the risk of departures and distractions of key executives in a Change in Control situation which would be detrimental to the Company and its shareowners.

         1.2 Subsidiaries, Affiliates and Employers. The term "Subsidiary" means any corporation of which the Company directly or indirectly owns at least 50% of the combined voting power of all classes of stock entitled to vote. The Company and each Subsidiary which, with the consent of the company, adopts the Plan, are referred to below, collectively, as the "Employers" and individually as an "Employer."

         1.3 Plan Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Paging Network, Inc. Severance Pay Plan Committee, the members of which shall be appointed by, and may be removed by, the Chairman of the Company (the "Committee"). Claims under this Plan shall be administered in accordance with Section 503 of the Employee Retirement Income Security Act of 1974, as amended.

         1.4 Source of Payments. The obligations of the Employers under the Plan are solely contractual, and any amount payable under the terms of the Plan shall be paid from the general assets of the Employers or from one or more trusts, the assets of which are subject to the claims of the Employers' general creditors.

         1.5 Notices. Any notice or document required to be given under the Plan shall be considered to be given if delivered or mailed by registered mail, postage prepaid, if to an Employer, to the General Counsel of the Company at the Company's principal business address or, if to a Participant, at the last address of such Participant filed with the Employer.

         1.6 General and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

         1.7 Action by Employers. Any action required or permitted to be taken by any Employer under the Plan shall be by resolution of its Board of Directors or by writing of a duly authorized officer of the Employer.

                                    SECTION 2

                                  Participation

         1.8 Participation. The following individuals shall be Participants in the Plan:

         (1) All full time regular employees of the Employers (as that classification is used in the normal business practices of the Company), and

         (2)   who are employed on the date of the applicable Change in Control.

         1.9 Cessation of Participation. An employee shall cease to be a Participant in, or have any rights under, the Plan as of the date, if any, prior to a Change in Control on which he ceases to be a member of a class of employees designated as Participants in accordance with subsection 2.1. All employees of an Employer other than the Company shall cease to be Participants in, or have any rights under, the Plan as of the date, if any, on which the Employer ceases to be a Subsidiary or Affiliate prior to a Change in Control.

                                    SECTION 3

                                Change in Control

                  For purposes of determining the rights of any Participant under the Plan, the term "Change in Control" means a change in the beneficial ownership of the Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

         (1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities (not including in such securities beneficially owned by such Person any securities acquired directly from the Company), other than any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

         (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who on the date hereof constitute the Board of Directors, and any new director whose appointment or election by the Board of Directors or nomination for election by the Company's shareowners was approved or recommended by at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (other than a new director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company); or

         (3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 65% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation (either by remaining outstanding or by being converted into voting securities of the surviving entity or parent thereof), or (ii) a merger or consolidation effected to implement a recapitalization of the Company, or similar transaction, in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company); or

         (4) the shareowners of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 65% of the combined voting power of the outstanding securities of which are owned by shareowners of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of this Section 3.1, (a) "Person" shall mean any person or entity other than (1) any employee plan established by the Company, (2) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or
(4) a corporation owned, directly or indirectly, by shareowners of the Company in substantially the same proportions as their ownership of the Company and (b) "Beneficial Owner" shall have the meaning set forth in Rule 12d-3 under the Exchange Act.

                                    SECTION 4

                               Severance Benefits

         1.10 Entitlement to Severance Benefits. Subject to the following provisions of this Section 4, a Participant shall be entitled to receive severance benefits determined in accordance with subsection 4.5 if the Participant's employment with an Employer is terminated during the 12-consecutive-month period immediately following a Change in Control either by the Participant's Employer for reasons other than Cause (as defined in subsection 4.2) or Disability (as defined in subsection 4.3) or by the Participant because of Good Reason (as defined in subsection 4.4).

         1.11 Cause. For purposes of this Plan, the term "Cause" means a Participant willfully engaging in conduct materially injurious to an Employer or the willful and continual failure by a Participant to substantially perform the duties assigned to the Participant (other than any failure resulting from the Participant's incapacity due to physical injury or illness or mental illness), which failure has not been corrected by the Participant within 30 days after receipt of a written notice from the Chief Executive Officer or Board of Directors of the Employer specifying the manner in which the Participant has failed to perform such duties. No act, or failure to act, by a Participant shall be deemed "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Employer.

         1.12 Disability. For purposes of this Plan, the term "Disability" means an incapacity, due to physical injury or illness or mental illness, causing a Participant to be unable to perform the Participant's duties for an Employer on a full-time basis for a period of at least six consecutive months.

         1.13 Termination for Good Reason. For purposes of this Plan, a termination because of "Good Reason" means a resignation by a Participant following the occurrence of:

         (1)   a reduction in the Participant's level of compensation;

         (2) a significant change in the duties, responsibilities, title or authorities of the Participant;

         (3) the relocation of the Participant's office to a location more than fifty miles from the location of such office immediately prior to the Change in Control;

         (4) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Plan as contemplated by subsection 7.3.

         1.14 Severance Benefits. If a Participant becomes entitled to severance benefits in accordance with the provisions of subsection 4.1 the Participant shall continue to receive medical insurance, disability income protection, life insurance protection and death benefits, and perquisites for a period of not less than the 12 consecutive months immediately following the date of termination of employment, with substantially similar coverage and at no additional cost to the Participant than as such benefits were provided to such Participant immediately prior to the Change in Control. Any Participant described in the first sentence of this subsection 4.5 shall be further entitled to a lump sum payment in cash no later than ten business days after the date of termination equal to:

         (1) if the Participant holds the position of Senior Vice President or higher, as of the date of the Change in Control, then two hundred percent (200%) of the Participant's Base Severance Amount; or

         (2) if the Participant holds the position of Director or higher (but less than Senior Vice President) as of the date of the Change in Control, one hundred percent (100%) of the Participant's Base Severance Amount; or

         (3) for all other Participants, then fifty percent (50%) of the Participant's Base Severance Amount, as defined below;

         1.15 Base Severance Amount. For purposes of the Plan, the Participant's Base Severance Amount is equal to the sum of:

         (1) the Participants' annual rate of salary or base compensation at the time of termination, or as of the date of the Change in Control, if higher; and

         (2) the Participant's annual target bonus percentage rate, as used in subsection 4.7, times the amount in subsection 4.6(a).

         1.16 Bonus Payment for Year of Termination. If a Participant becomes entitled to severance benefits in accordance with the provisions of subsection 4.1, and the Participant was otherwise participating in the Company's annual bonus plan, the Participant shall be entitled to a lump sum payment in cash no later than ten business days after the date of termination equal to the product of the Participant's salary, as used in subsection 4.6(a), times the Participant's target bonus percentage as of the date of termination or if higher, the date of the Change in Control. In the event the Participant is employed for less than a full calendar year as of the Participant's date of termination, the payment due under this subsection 4.7 shall be prorated for the number days employed during the calendar year of termination divided by 365.

         1.17 Reduction for Other Severance Payments. The amount of severance benefits to which a Participant is otherwise entitled upon a termination of employment under the foregoing provisions of this Section 4 shall be reduced by the amount, if any, of any other severance payments actually paid by reason of such termination to the Participant by an Employer under a plan which provides severance benefits only or under the terms of an employment contract between the Participant and the Participant's Employer.

         1.18 Adjustment for Tax Effects. If any payments or the value of any benefits received or to be received by the Participant under this Agreement, after taking into account all other payments and all other benefits to which the Participant is entitled in connection with a Change in Control or the Participant's termination of employment, are subject to an excise tax under
Section 4999 of the Internal Revenue Code of 1986 or any successor provision to that section, the payments and benefits to which the Participant is entitled under this Agreement shall be reduced to the extent required to avoid such excise tax if, and only if, such reduction would result in a larger after-tax benefit to the Participant, taking into account all applicable local, state, federal and foreign income and excise taxes. The Participant shall be entitled to select the order in which payments are to be reduced in accordance with the preceding sentence. If requested by the Participant, the Company shall provide complete compensation and tax data on a timely basis to the Participant and to tax counsel designated by the Participant in order to enable the Participant to determine the extent to which such payments and benefits may result in an excise tax, and the Company shall reimburse the Participant for any reasonable fees and expenses incurred by the Participant for such purpose. If the Participant and the Company shall disagree as to whether a payment or benefit under this Agreement will result in an excise tax or whether a reduction in any payment or benefit will result in a larger after-tax benefit to the Participant, the matter shall be resolved by an opinion of tax counsel chosen by the Participant. The Company shall pay the fees and expenses of such tax counsel, and shall make available such information as may be reasonably requested by such advisor to prepare the opinion. If, by reason of the adjustments under this paragraph, the amount payable to the Participant cannot be determined prior to the due date for such payment, the Company shall pay on the due date the minimum amount which it in good faith determines to be payable and the Company shall pay the remaining amount (or the Participant shall repay any excess), with interest at a rate, compounded semi-annually, equal to 120% of the applicable Federal rate determined under Section 1274(d) of the Internal Revenue Code of 1986, as soon as such remaining amount is determined in accordance with this subsection.

         1.19 Pooling of Interests Accounting Treatment. Notwithstanding anything to the contrary in this Plan, if the application of any provision(s) of this Plan, or of the Plan in its entirety, would preclude the use of pooling of interests accounting treatment with respect to a transaction for which such treatment otherwise is available and to be adopted by the Company, this Plan shall be modified as it applies to such transaction, to the minimum extent necessary to prevent such impact, including if necessary the invalidation of such provisions (or the entire Plan, as the case may be). The Board shall, in its sole and absolute discretion, make all determinations necessary under this subsection; provided, that determinations regarding the application of the pooling of interests accounting rules for these purposes shall be made by the Company with the concurrence of the Company's independent auditors at the time such determination is to be made.

         1.20 Mitigation and Set-Off. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking other employment or otherwise. Subject to Section 5, below, the Employers shall not be entitled to set off against the amounts payable to any Participant under this Plan any amounts owed to the Employers by the Participant, any amounts earned by the Participant in other employment after termination of the Participant's employment with the Employer, or any amount which might have been earned by the Participant in other employment had he sought such other employment.

         1.21 Non-Alienation. Participants shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Plan; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. Nothing in this subsection shall limit a Participant's rights or powers to dispose of the Participant's property by will or limit any rights or powers which the Participant's executor or administrator would otherwise have.

         1.22 Withholding. All payments to a Participant under this Plan will be subject to all applicable withholding of state and federal taxes.

                                    SECTION 5

                       Confidentiality and Non-Competition

         1.23 Confidentiality and Non-Competition - General. Any benefits payable under this Plan are conditioned upon and subject to the terms of this
Section 5. To the extent that a Participant violates the provisions of this
Section 5, the Company, or Employer, as the case may be, will have the right to cease providing any benefit or payment due hereunder in addition to any other remedies available to the Company for such violation including but not limited to a preliminary injunction, temporary restraining order or other equivalent relief.

         1.24  Confidential Information. The Participant agrees that:

         (1) Except as may be required by lawful judicial, governmental or regulatory authority, the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Participant has express authorization from the Company, the Participant (i) shall keep secret and confidential all Confidential Information (as defined below), (ii) shall not disclose the same, either directly or indirectly, to any other person, and (iii) shall not use it in any way.

         (2) For purposes of this Plan, the term "Confidential Information" means all non-public information concerning the Company and its affiliates that was acquired by or disclosed to the Participant during the course of employment with the Employer, or during the course of consultation with the Employer following the Participant's date of termination, including, without limitation:

               (i) any non-public information regarding the Company's and its affiliates' customers, services, processes, costs, operations and methods, whether past, current or planned, as well as knowledge and data relating to business plans, marketing and sales information originated, owned, controlled or possessed by the Company or its affiliates; and

               (ii) information regarding litigation and pending litigation involving or affecting the Company or its affiliates.

         (3) To the extent that the Participant obtains information on behalf of the Company or any of its affiliates that may be subject to attorney-client privilege as to the Company's or its affiliates' attorneys, the Participant shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.

         (4) The Participant agrees that effective with the date of termination, the Participant will deliver to the Company all papers, books, manuals, lists, correspondence, documents, computer programs, computer spreadsheets, data captured on machine-readable media, and other material containing or relating to the Confidential Information, together with all copies thereof, that are in the Participant's possession or control, other than such materials as shall be necessary to permit the Participant to prepare the Participant's tax returns.

         (5) Nothing in this subsection 5.2 shall be construed so as to prevent the Participant from using, in connection with his employment for himself or an employer other than the Company or any of its affiliates, knowledge that was acquired by Participant during the course of his employment with the Company and its affiliates, and which is generally known to persons of his experience in other companies in the same industry.

         1.25 Noncompetition. Each Participant who holds the position of Director or higher as of the date of a Change of Control, and who becomes entitled to a Severance Benefit under Subsection 4.5, agrees that, for a period of one (1) year after termination date, the Participant shall not be employed by, or otherwise engage or be interested in, any business which is competitive with any business of the Company or of any of its subsidiaries in which the Participant was engaged during his employment prior to his termination, but this restriction shall apply only if such employment or activity is likely to cause, or causes, serious damage to the Company or any of its subsidiaries.


                                    SECTION 6

                                   Enforcement

         1.26 Arbitration of Disputes. All claims arising out of or relating to this Plan shall be settled by arbitration in the city in which the principal executive offices of the Participant's Employer are located (disregarding any transfer of such offices after a Change in Control), by three arbitrators, one of whom shall be appointed by the Company, one by the Participant and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States Court of Appeals for such location. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this subsection 6.2. The decision of the arbitrators shall be final and binding and judgment upon the awarded rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         1.27 Reimbursement of Costs and Expenses. In the event that it shall be necessary or desirable for a Participant to retain legal counsel or incur other costs and expenses in connection with enforcement of rights under the Plan, the Employer shall pay (or the Participant shall be entitled to recover from the Employer, as the case may be) reasonable attorneys' fees and costs and expenses in connection with enforcement of such rights (including the enforcement of any arbitration award in court). Payments shall be made to the Participant at the time such fees, costs and expenses are incurred. If, however, the arbitrators shall determine that, under the circumstances, payment by the Employer of all or a part of any such fees, costs and expenses would be unjust, the Participant shall repay such amounts to the Employer in accordance with the order of the arbitrators.

                                    SECTION 7

                            Amendment or Termination

         1.28 Amendments and Terminations. Subject to the provisions of subsection 7.2:

         (a) The Company's Vice President - Human Resources, or such other officer of the Company as may from time to time be primarily responsible for human resource matters, may, with the concurrence of the Company's Senior Vice President and General Counsel, make minor or administrative amendments to the Plan;

         (b) the Board of Directors of any Employer may terminate or, with the consent of the Company's Board of Directors, amend the Plan as applied to it at any time; and

         (c) the Company's Board of Directors may terminate the Plan as applied to it as applied to each Employer at any time.

         1.29 Participant Rights. No amendment or termination of the Plan which would directly or indirectly adversely affect any Participant shall be effective if adopted after a Change in Control or during the one-year period immediately preceding a Change in Control.

         1.30 Successors. The obligations of each Employer under the Plan shall be binding upon any assignee or successor in interest thereto. No Employer shall merge or consolidate with any other corporation, or liquidate or dissolve, without making suitable arrangements for the payment of any benefits which are or may become payable under the Plan.